Exhibit 10.2

AMENDMENT

TO THE AVIALL, INC.

1998 STOCK INCENTIVE PLAN

THIS AMENDMENT TO THE AVIALL, INC. 1998 STOCK INCENTIVE PLAN (this “Amendment”), dated as of June 18, 2004, is made and entered into by Aviall, Inc., a Delaware corporation (the “Company”). Terms used in this Amendment with initial capital letters that are not otherwise defined herein shall have the meanings ascribed to such terms in the Aviall, Inc. 1998 Stock Incentive Plan (the “Plan”).

RECITALS

WHEREAS, Section 16 of the Plan provides that the Board of Directors of the Company (the “Board”) may amend the Plan at any time; and

WHEREAS, pursuant to that certain Amendment to the Aviall, Inc. 1998 Stock Incentive Plan dated as of June 7, 2001, a new Section 3(e) was added to the Plan limiting the number of shares that may be issued as Restricted Shares, Deferred Shares or Performance Shares under the Plan to twenty percent of the shares available for issuance under the Plan; and

WHEREAS, the Board desires to amend the Plan to (i) increase the aggregate number of Common Shares that may be issued or transferred under the Plan set forth in Section 3 of the Plan and (ii) delete Subsection 3(e); and

WHEREAS, the Board submitted the proposal to amend the Plan to the Company’s stockholders at the 2004 Annual Meeting of Stockholders; and

WHEREAS, the Company’s stockholders approved the proposal to amend the Plan to (i) increase the aggregate number of Common Shares that may be issued or transferred under the Plan and (ii) remove Subsection 3(e) of the Plan;

NOW, THEREFORE, in accordance with Section 16 of the Plan, the Company hereby amends the Plan as follows:

1. Subsection 3(a) of the Plan is hereby amended, effective June 18, 2004, by deleting said Subsection in its entirety and substituting in lieu thereof the following:

(a) Subject to adjustment as provided in Section 3(b) and Section 10 of this Plan, the number of Common Shares that may be issued or transferred (i) upon the exercise of Option Rights or Appreciation Rights, (ii) as Restricted Shares and released from substantial risks of forfeiture thereof, (iii) as Deferred Shares, (iv) in payment of Performance Shares or Performance Units that have been earned, or (v) in payment of dividend equivalents paid with respect to awards made under the Plan shall not exceed in the aggregate 4,640,000 Common Shares, plus any shares described in Section 3(b). Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.

2. Subsection 3(c)(i) of the Plan is hereby amended, effective June 18, 2004, by deleting said Subsection in its entirety and substituting in lieu thereof the following:

(i) the aggregate number of Common Shares actually issued or transferred by the Company upon the exercise of Incentive Stock Options shall not exceed 4,640,000 Common Shares, and

3. Subsection (3)(e) of the Plan is hereby deleted in its entirety, effective June 18, 2004.

4. Except as expressly amended by this Amendment, the Plan shall continue in full force and effect in accordance with the provisions thereof.

* * * * *

IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed as of the date first written above.

AVIALL, INC.

By:	/s/ Jeffrey J. Murphy
Name:	Jeffrey J. Murphy
Title:	Senior Vice President, Law & Human Resources, Secretary and General Counsel